Filed Pursuant to Rule 433

Issuer Free Writing Prospectus dated October 28, 2021

Relating to Preliminary Prospectus dated October 28, 2021

Registration Statement No. 333-260218

Free Writing Prospectus

Cian PLC

This free writing prospectus relates to the proposed public offering of American Depositary Shares representing ordinary shares of Cian PLC (the “Company”), which are being registered on a Registration Statement on Form F-1, as amended (No. 333-260218) (the “Registration Statement”). This free writing prospectus should be read together with the preliminary prospectus dated October 28, 2021 included in that Registration Statement, which can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/0001867752/000110465921130916/tm2120160-12_f1a.htm

We have filed a Registration Statement, including the Preliminary Prospectus, with the SEC with respect to the offering of our securities to which this communication relates. The Registration Statement has not yet become effective. Before you invest, you should read the Preliminary Prospectus (including the risk factors described therein) and, when available, the final prospectus relating to the offering, and the other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents and other documents the Company has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you call Morgan Stanley & Co. LLC at +1 (888) 454-3965 or submit your request online to prospectus@morganstanley.com.

Investor Presentation November 2021 Issuer Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement No. 333-260218 Relating to the Preliminary Prospectus dated October 28, 2021

Statement about Free Writing Prospectus This free writing prospectus relates to the proposed initial public offering of American Depositary Shares representing ordinary shares of Cian PLC (the “Company”), which are being registered on a registration statement on Form F-1 (No. 333-260218) (the “Registration Statement”) with the Securities and Exchange Commission, or the SEC. The free writing prospectus should be read together with the preliminary prospectus dated October 28, 2021 included in the Registration Statement (the “Preliminary Prospectus”), which can be accessed through the following link: https://www.sec.gov/Archives/edgar/data/0001867752/000110465921130916/tm2120160-12_f1a.htm We have filed a Registration Statement, including the Preliminary Prospectus, with the SEC with respect to the offering of our securities to which this communication relates. The Registration Statement has not yet become effective. Before you invest, you should read the Preliminary Prospectus (including the risk factors described therein) and, when available, the final prospectus relating to the offering, and the other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents and other documents the Company has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you call Morgan Stanley & Co. LLC at +1 (888) 454-3965 or submit your request online to prospectus@morganstanley.com 2

Disclaimer This presentation incorporates information from a prospectus filed with the SEC for the offering to which this communication relates. The Company cautions that this presentation (including oral commentary that accompanies this presentation) contains forward looking statements The Company cautions that this presentation (including oral commentary that accompanies this presentation) contains forward-looking statements. All statements contained in this presentation that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s future financial or business performance, industry dynamics, plans, prospects, trends or strategies, objectives of management, competition and other financial and business matters. These statements represent the Company’s opinions, expectations, beliefs, intentions, estimates or strategies regarding the future, which may not be realized. In some cases, you can identify forward-looking statements by words such as “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “will,” “targets,” “should,” “anticipate” or the negative of these terms and similar statements of a future or forward-looking nature. The forward-looking statements contained in this presentation are based on expectations and assumptions that the Company has made in light of its industry experience and perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Although we believe that the expectations reflected in the forward-looking statements are reasonable, you should, as you read and consider this presentation, understand that these statements are not guarantees of performance or results since we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor our advisors nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, changes in circumstances that are difficult to predict and other important factors, many of which are beyond the Company’s control, that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statement. The Company believes these factors include, but are not limited to, the Company’s ability to retain existing customers and users, attract new customers and users to its services and offerings, enhance its existing platform to meet evolving needs, successfully compete against current and future competition, and maintain the functionality of its platform. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove to be incorrect, the Company’s actual operating and financial performance may differ in material respects from the performance projected in these forward-looking statements. The forward-looking statements included in this presentation are made only as of the date hereof. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Neither the Company nor its advisors undertake any obligation to update any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in the Company’s expectations, except as may be required by law. You should read this presentation with the understanding that the Company’s actual future results, levels of activity, performance and events and circumstances may be materially different from the Company’s expectations. This presentation also contains estimates and other statistical data concerning our industry, competitive position and the markets in which we operate such as market size, growth and other similar data about the Company’s industry. Unless otherwise indicated, such data is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in the estimates made by independent parties and by us. Industry publications, research, surveys and studies generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this presentation. In addition, projections, assumptions and estimates of the Company’s future performance and the future performance of the markets in which the Company operates are necessarily subject to a high degree of uncertainty and risk. This data involves a numbers of assumptions and limitations, and you are cautioned not to give undue weight to such data. Neither the Company nor any other person makes any representation as to the accuracy or completeness of such data or undertakes any obligation to update such data after the date of this presentation. By attending or receiving this presentation you acknowledge that you will be solely responsible for your own assessment of the market and the Company’s market position and that you will conduct your own analysis and be solely responsible for forming your own view of the potential future performance of the Company’s business. This presentation includes certain financial measures not presented in accordance with IFRS including but not limited to Adjusted EBITDA, Adjusted EBITDA Margin, Core Business Adjusted EBITDA for Moscow and the Moscow region and Core Business Adjusted EBITDA Margin for Moscow and the Moscow region. These financial measures are not measures of financial performance in accordance with IFRS and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to operating loss or loss for the period, net cash used in operating activities or other measures of profitability, liquidity or performance under IFRS. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies, which may be defined and calculated differently. See the Appendix for a reconciliation of certain of these non-IFRS measures to the most directly comparable IFRS measure. These materials are only addressed to and directed at persons in Russian Federation and must not be acted upon or relied upon by persons located in or registered in any other jurisdiction. 3

# Leading Real Estate Classifieds Platform in Russia

## Leading Real Estate Classifieds Platform

**#1**

REAL ESTATE CLASSIFIEDS PLATFORM IN TOP RUSSIAN REGIONS[1]

**Top-10**

ONLINE REAL ESTATE CLASSIFIEDS GLOBALLY[2]

## Industry Leading Growth

**21%**

2018-2020 REVENUE CAGR[6,7]

**7x**

HIGHER GROWTH IN 2018-2020 COMPARED TO PEERS' MEDIAN[7,8]

**65%**

1H 2021 YOY REVENUE GROWTH[9]

## Broad Reach

**2.1 MM**

LISTINGS IN 1H 2021[3]

**20.3 MM**

AVERAGE UMV IN 1H 2021[4]

**104 K**

PAYING ACCOUNTS IN 1H 2021[5]

## Diversified Revenue Streams

2020 Revenue Breakdown



SECONDARY RESIDENTIAL REAL ESTATE[10] VERTICAL[11]
COMMERCIAL REAL ESTATE[12] VERTICAL
INNOVATIVE SERVICES[13]
PRIMARY RESIDENTIAL REAL ESTATE[14] VERTICAL
46%
15%
35%
4%

Source: Company information, SimilarWeb, Google Analytics, peers' financial reports, Frost & Sullivan

Notes:

1. Based on share of leads to agents and individual sellers in urban sale and purchase in secondary residential real estate in Moscow and Moscow region, St. Petersburg and Leningrad region, Ekaterinburg and Novosibirsk as of 1Q 2021. Leads defined as # of calls made by home searchers to real estate agents, individual sellers and landlords during particular period of time. Based on Frost & Sullivan. Regions ranking based on population
2. By # of monthly visits based on the September 2021 Google Analytics traffic data for Cian and SimilarWeb traffic data for other online real estate classifieds (Zillow (incl. Trulia), Realtor.com, Rightmove, Redfin, REA Group (realestate.com.au), idealista, apartments.com, SUUMO and ImmoScout)
3. Includes N1 listings
4. Refers to the average number of users and customers visiting our platform (websites and mobile application) per month in a particular period, excluding bots, based on Google Analytics data. For the first half of 2021, Average UMV is calculated as a sum of Average UMV for the Cian Group (excluding the N1 Group) based on Google Analytics data and Average UMV for the N1 Group based on Yandex.Metrica data.
5. Number of registered accounts, which were debited at least once during a month for placing a paid listing on Cian's platform or purchasing any value-added services. Average monthly for 1H 2021. Includes N1
6. Excluding N1
7. Cian's revenue for the year ended December 31, 2018 has been derived from our consolidated financial statements, which have been prepared according to IFRS and which have not been audited in accordance with the standards of the PCAOB. Such consolidated financial statements were prepared on a basis consistent with our audited financial statements as of and for the years ended December 31, 2019 and 2020
8. Based on 2018-2020 revenue CAGR of 21.3%. Compared to 3.1% median for international publicly traded peers: Hemnet, Scout24 (only ImmoScout), REA Group and Rightmove. Source: peers' financial reports
9. Including N1 from completion of the N1 acquisition in February 2021
10. Refers to resale of residential houses and apartments and rent
11. Meaning secondary residential real estate market activity of Cian
12. Refers to sale, purchase and rent of non-residential real estate
13. Sum of Mortgage Marketplace, Valuation and Analytics and C2C Rental revenue (includes also End-to-End Offerings from 2021)
14. Refers to the market for new residential houses and apartments cian

4

Key Investment Highlights 1 Massive Addressable Market Opportunity with Significant Growth Potential 2 Leading Online Real Estate Platform with #1 Position(1) in Largest Russian Regions(2) 3 Powerful Network Effects and Strong Brand Reinforcing Our Market Leading Position 4 The Most Comprehensive Services Offering Delivered Through Our Cutting-edge Technology Platform with the Mobile-first Approach(3) 5 Robust Financial Profile Demonstrating Strong Growth and Clear Path to Profitability 6 Multiple Drivers for Significant Value Creation 7 Entrepreneurial Management Team with Track Record of Innovation Backed by Blue-chip Shareholders Notes: 1. In terms of leads to agents and individual sellers 2. Based on population 3. Based on # of services offered by Cian compared to Avito.Realty, DomClick, Realty.Yandex and Youla according to Frost & Sullivan 5

# Massive Addressable Market Opportunity with Significant Growth Potential

**SECONDARY RESIDENTIAL AND COMMERCIAL REAL ESTATE MARKETS**

**~$181Bn**
Russian Secondary Residential and Commercial Real Estate Markets in 2020[1]

**~$4Bn**
Agents Commission Pool in 2020[1,2,3]

**~$0.2Bn**
Real Estate Advertising in Secondary Residential Real Estate and Commercial Real Estate Markets in 2020[1,2]

**PRIMARY RESIDENTIAL REAL ESTATE MARKET**

**~$57Bn**
Russian Primary Residential Real Estate Market in 2020[1]

**~$1Bn**
Developers' Advertising Budget in 2020[1]

**ADJACENT MARKETS**

**~$1Bn**
Mortgage Customer Acquisition and Digital Services Facilitating Transactions[1]

Cian's addressable markets

**3.3%**
Online real estate classifieds penetration (2020)[4]

**28.0%**
2020-25F CAGR of agents' spend on online classifieds in secondary residential and commercial verticals

**Upside to global markets**

~5x | ~4x | ~3x

**3.5x**
Growth of developers' spend on online real estate classifieds by 2025[5]

**28.8%**
2020-25F CAGR of developers' spend on online classifieds

Source: Frost & Sullivan
Notes:
1. Converted using $/RUB = 72.3436 (average for 2020)
2. Includes commissions / advertising spend in secondary residential and commercial real estate markets
3. Apart from commissions paid to independent agents in secondary residential and commercial real estate verticals, includes payments to in-house agents of commercial real estate property owners
4. Share of real estate classifieds in total real estate agents' commissions in the secondary residential and commercial real estate markets in Russia
5. Compared to 2020 in RUB terms

cian

6

# Leading Online Real Estate Platform with #1 Position in Largest Russian Regions[1]

## Share of Leads to Agents and Individual Sellers in 1Q 2021[2]

**Saint Petersburg and Leningrad Region**

| | |
|---|---|
| cian | 41% |
| Avito | 29% |
| DomClick.ru | 25% |
| Others | 5% |

**Moscow and Moscow Region**

| Moscow | | Moscow and Moscow Region | |
|---|---|---|---|
| cian | 60% | cian | 56% |
| DomClick.ru | 20% | Avito | 20% |
| Avito | 16% | DomClick.ru | 19% |
| Others | 4% | Others | 5% |

**Ekaterinburg**

| | |
|---|---|
| cian | 52%[3] |
| DomClick.ru | 23% |
| Avito | 19% |
| Others | 6% |

**Novosibirsk**

| | |
|---|---|
| cian | 57%[3] |
| DomClick.ru | 20% |
| Avito | 18% |
| Others | 5% |

**Centers of Other Top-20 Regions[4]**

| | |
|---|---|
| Avito | 39% |
| cian | 34%[3] |
| DomClick.ru | 19% |
| Others | 7% |

**Share of Leads to Real Estate Developers in Moscow in 2020**

| | |
|---|---|
| cian | 31% |
| Недвижимость | 15% |
| Novostroy-M.ru | 13% |
| Avito | 11% |

Size of the marker corresponds to share in total real estate market in Russia in terms of transactions value (2020)

## Top-4 Regions[1] Account for Majority of Online Real Estate Classifieds Market in Russia

Share of Top-4 Regions[5] in Total Online Real Estate Classifieds Market in Russia (2020)

| Primary Residential Real Estate Vertical | Secondary Residential and Commercial Real Estate Verticals |
|---|---|
| 77% | 51% |

**35 MM** Combined Population in 2020

**$542 Bn** Combined Gross Regional Product in 2019[6]

Source: Frost & Sullivan, Company information, Calltouch, Rosstat

Notes:
1. Based on population
2. Includes leads related to urban sale and purchase in secondary residential real estate market
3. Sum of Cian and N1
4. Ranked by mortgage market size. Weighted average calculated as share of leads in each region weighted by estimated size of mortgage market in respective region. Excluding Moscow and Moscow region, Saint Petersburg and Leningrad region, Ekaterinburg and Novosibirsk
5. Includes Moscow and Moscow region, St. Petersburg and Leningrad region, Ekaterinburg and Novosibirsk
6. Converted using $/RUB = 64.7012 (average for 2019)

cian

7

# Powerful Network Effects Reinforcing Our Market Leading Position…

**Our Networked Platform Connecting Multiple Participants…**



| PARTICIPANT | MONETIZATION MODEL |
|---|---|
| PROPERTY SEARCHERS | *Free access to listings database*<br>*Innovative services* |
| REAL ESTATE AGENTS, INDIVIDUAL SELLERS AND LANDLORDS | *Paid listings*<br>*Value-added services to enhance visibility*<br>*Innovative services* |
| REAL ESTATE DEVELOPERS | *Lead generation service*<br>*Display advertising tools* |
| PARTNERS | *Mortgage marketplace platform*<br>*Display advertising for partners*<br>*Purchase of analytics & data* |

**…Results in a Powerful Virtuous Cycle**


More Agents, Individual Sellers and Developers
104 K Paying Accounts[(1)] in 1H 2021 (+41% since 1H 2018[(2)])
More Listings
2.1 MM Listings[(1)] in 1H 2021
cian
More Property Searchers
20.3 MM Avg. UMV[(1,3)] in 1H 2021 (+113% since 1H 2018[(2)])
More Deals
9.1 MM Leads[(1,4)] in 1H 2021 (+59% since 1H 2018[(2)])

Source: Company information
Notes:
1. Includes N1
2. 1H 2018 metrics used for 1H 2021 vs. 1H 2018 growth calculation exclude N1
3. Including desktop and mobile
4. Monthly average. Number of times Cian's users clicked to "show" a customer's phone number on Cian's platform or sent chat messages to agents or property sellers through Cian's platform in a month cian
8

…And Strong Brand Power Growth Most Recognized Real Estate Classifieds Brand in Key Russian Cities… Top-of-mind Brand Awareness in Moscow (Average for 2020) Driving Free Traffic and Fueling Further 3 … Driving High Quality Traffic with Predominantly Free Channels… Traffic Breakdown by Type in 1H 2021, % Paid traffic, 16% 56% 1.6x Organic, 39% Email, push and other, 10% Direct, 35% Other … Which Supports Substantial Audience Growth Average UMV, MM Top-of-mind Brand Awareness in Saint Petersburg (Average for 2020) 67% 70% 68% 73% 76% 1.2x 61% 49% 20.3 17.8 15.2 14.1 12.7 1H 2019 2H 2019 1H 2020 Share of mobile 2H 2020 1H 2021 Other Source: Company information, Frost & Sullivan 9 41% 4%3%2% 35% 3%2%4%

4 The Most Comprehensive Services Offering in the Russian Market VAS(1) tools to boost leads and visibility Auction (2) ~ 3D virtual tours Media advertising tools for developers Agent finder Analytics and market intelligence Valuation (3) ~ C2C rental service (4) (5) ~ ~ Mortgage marketplace CRM tool for real estate agents 10/10 2/10 6/10 6/10 1/10 Source: Frost & Sullivan Notes: 1. Value-added services 2. Only 360-degree photos 3. Short term rental only 4. Mortgage platform includes offerings from Sberbank only 5. Effectively loans can only be originated from one partner (Alfa-bank) 10

Delivered Through Our Cutting-edge Technology 4 Platform with the Mobile-first Approach Mobile-first Approach 26.4MM CUMULATIVE APP DOWNLOADS AS OF JUNE 2021(2) Share of Mobile UMV (as % of Total UMV) +9.6% 76.2% 66.6% 4.8 RATING IN APP STORE AS OF MAY 2021(3) 1H 2019 1H 2021 Share of Mobile in Leads(1) (%) +11.5% 66.0% #1 #1 MOBILE APP IN HOME CATEGORY IN GOOGLE PLAY IN RUSSIA AS OF MAY 2021(3,4) 1H 2019 Source: Company information, App Store, Google Play Notes: 1H 2021 1. Includes Cian.ru app and mobile website in 1H 2019. Includes Cian.ru, N1.ru mobile app and mobile websites in 1H 2021 2. For Cian.ru and N1.ru app 3. For Cian.ru app 4. Among free mobile applications 11 54.5%

5 Industry-leading Growth Strong Revenue Growth with Fast Recovery Post COVID-19 Leading Growth Profile Among Real Estate Classifieds Peers Related Lockdown Revenue(1), RUB Bn FY2018-FY2020 Revenue CAGR(2,3), % 1H 2021 YoY Revenue Growth(1), % Lower growth in 2020 due to free listings and discounts period introduced starting from 2Q 2020 to support our customers during COVID lockdown Strong growth despite newly applied VAT starting from January 2021. Cian’s revenue was VAT exempt before 2021 65% 10% 21% 21% (2) 2018 2019 2020 1H 2020 1H 2021 (12%) Source: Company information, peers’ financial reports Notes: 1. Including N1 from completion of the N1 acquisition in February 2021 2. Revenue for the year ended December 31, 2018 has been derived from our consolidated financial statement, which have been prepared according to IFRS and which have not been audited in accordance with the standards of the PCAOB. Such consolidated financial statements were prepared on a basis consistent with our audited financial statements as of and for the years ended December 31, 2019 and 2020 3. Excluding N1 12 5% 1% 34% 4.0 65% 2.7 3.6 2.7 1.6 58% 37% 31% 10%

# Key Revenue Drivers

## Cian Revenue Breakdown in 1H 2021



1 Core Business Listing Revenue
CORE BUSINESS REVENUE: 95%
63%
cian
Total 1H 2021 Revenue:
RUB 2.7 Bn
22%
2 Core Business Lead Generation Revenue
4%
10%
Revenue from Valuation and Analytics, C2C Rental and End-to-End Offerings
0.8%
3 Mortgage Marketplace Revenue(1)
0.1%
Core Business Other Revenue
Core Business Display Advertising Revenue

## Overview of Key Revenue Drivers

### 1 Core Business Listing Revenue

- **ARPL** growth driven by reinstatement of paid base listings in the regions, enhancement of base listings monetization in our core regions and increase of VAS penetration and pricing
- **Number of listings** to remain broadly stable

### 2 Core Business Lead Generation Revenue

- **Average revenue per lead to developers** expected to grow as we enhance monetization supported by shift of developers' marketing budgets to online classifieds
- **Number of leads to developers** expected to increase as our user base continues to grow and more primary listings posted on our platform

### 3 Mortgage Marketplace Revenue

- **More mortgages** issued through our platform
- **More bank partners** engaged on our platform

Source: Company information
Note:
1. Sum of Mortgage Marketplace lead generation revenue of RUB2MM, Mortgage Marketplace display advertising revenue of RUB1MM and Mortgage Marketplace other revenue of RUB116MM cian
13

VAS(2) Monetization Enhancement Subscription Model Rapid Adoption of Subscription Model After Launch in 2020 % of Listings(1) Through Development of and 5 VAS(2) Account for More Than >45% of Listing Revenue % of Listing Revenue(1) in 1H 2021 June 2020 June 2021 Subscription VAS Revenue 46% Other Revenue 54% Pay-per-listing Model 59% Pay-per-listing Model 100% Our VAS(2) Offering Includes Multiple Tools to Boost Leads and Visibility Cian Benefits Customer Benefits Recurring and predictable revenue streams Personalized and flexible approach Auctions: advertisers bid to raise ranking of their listings in search results Higher retention of listings and agents on Cian platform Predictable payments for a packaged solution Boosting packages and ability to feature listings Differentiation of the service level offered by Cian Automated broker Higher VAS(2) cross-sell potential Source Company information Notes: 1. 1H 2021 numbers include N1 2. Value-added services 14

# Proven Profitability Track Record in Moscow

### Strong Revenue Growth in Moscow and Moscow Region

Core Business Revenue in Moscow and Moscow region[1], RUB Bn



Lower growth in 2020 due to free listings period in 2Q 2020 and discounts in 3Q 2020 to support our customers during COVID lockdown
Strong growth despite newly applied VAT starting from January 2021. Cian's revenue was VAT exempt before 2021
27%
11%
55%
2.1
2.7
3.0
1.2
1.9
2018[2]
2019
2020
1H 2020
1H 2021

### Moscow and Moscow Region are Highly Profitable

Core Business Adjusted EBITDA in Moscow and Moscow region[3], RUB Bn



55%
57%
50%
56%
1.5
1.7
0.6
1.1
2019
2020
1H 2020
1H 2021
Core Business Adjusted EBITDA Margin in Moscow and Moscow Region[3,4]

### Moscow and Moscow Region Account for 74% of Cian Core Business Revenue

Cian 1H 2021 Core Business Revenue Breakdown



Other Regions 26%
Moscow and Moscow Region 74%

Source: Company information

Notes:

1. Please refer to slide 26 for reconciliation of Core Business Revenue in Moscow and Moscow region
2. Revenue for the year ended December 31, 2018 has been derived from our consolidated financial statement, which have been prepared according to IFRS and which have not been audited in accordance with the standards of the PCAOB. Such consolidated financial statements were prepared on a basis consistent with our audited financial statements as of and for the years ended December 31, 2019 and 2020
3. Core Business Adjusted EBITDA and Adjusted EBITDA are non-IFRS measures; refer to the for reconciliation to the most directly comparable IFRS figure. Please refer to slide 28 for reconciliation of Core Business Adjusted EBITDA in Moscow and Moscow region
4. Core Business Adjusted EBITDA Margin and Adjusted EBITDA Margin are defined as Core Business Adjusted EBITDA and Adjusted EBITDA, respectively, divided by revenues cian

15

# Clear Path to Profitability

## Adjusted EBITDA Dynamics[1,2]

RUB MM



Core Business Adjusted EBITDA
Other Operating Segments
Total Adjusted EBITDA[3]
Adj. EBITDA growth in 2020 was largely driven by operating leverage and reduction in marketing costs as part of cost cutting measures due to COVID
(193)
532
110
406
(5%)
14%
7%
16%
2019
2020
1H 2020
1H 2021
End-to-End Offerings
C2C Rental
Valuation and Analytics
Mortgage Marketplace
(153)
(81)
(65)
(254)
(119)
(126)
(97)
(69)
(63)
(232)
(36)
(71)
(66)
2019
2020
1H 2020
1H 2021
(376)
181
(52)
51
(10%)
5%
(3%)
2%
2019
2020
1H 2020
1H 2021
Adjusted EBITDA Margin

## Clear Path to Profitability

- Further enhancement of monetization in core regions
- Boosting monetization in other Russian regions
- Ramp up of innovative services
- Significant operating leverage
- Investments in marketing reduction as % of revenue as we grow our scale and strengthen our market positions

Source: Company information

Notes:

1. Including N1 from completion of the N1 acquisition in February 2021
2. Please refer to slides 27 and 28 for Adjusted EBITDA reconciliation
3. Differs from sum of Core Business Adjusted EBITDA, Mortgage Marketplace Adjusted EBITDA, Valuation and Analytics Adjusted EBITDA, C2C Rental Adjusted EBITDA and End-to-End Offerings Adjusted EBITDA due to the removal of certain IFRS adjustments attributable to lease-related amortization and interest, capitalized development costs and operating expenses related to software licenses cian

16

5 Asset-light Model with Strong Cash Flow Generation Potential Limited Capex Requirements Capex(1,2), RUB MM Consistently Negative Working Capital Due to Pre-payment Model in Listing Revenue Net Working Capital(1,3), RUB MM (4) 3.5% 2.8% 2.3% 2.7% (9.7%) (10.2%) (11.2%) 128 (350) (563) 2019 2020 1H 2020 1H 2021 2019 2020 30 June 2021 Capex(2) as % of Revenue Net Working Capital(3) as % of Revenue Source: Company information Notes: 1. Including N1 from completion of the N1 acquisition in February 2021 2. Includes purchase of PP&E and intangible assets 3. Calculated as sum of advances paid and prepaid expense and trade and other receivables less contract liabilities and trade and other payables 4. Based on LTM revenue 17 (406) 111 74 37

# 6 Enhancement of Monetization in Secondary Residential and Commercial Real Estate Verticals

## Significant Monetization Potential in Secondary Residential and Commercial Real Estate Verticals

Classifieds Spend as % of Agents' Commissions in 2020



16.0%
12.9%
12.3%
10.4%
9.9%
7.9% (1)
(2025E)
3.3% (1)
(2020)

Average Monthly Revenue per Advertiser / Paying Account in 2020, USD



rightmove
939 (2)
SCOUT 24
817 (3)
Hemnet
329 (4)
cian
9 (5)

## Our Revenue per Paying Account Has Grown Substantially in Secondary Residential and Commercial Real Estate Verticals

Average Revenue per Paying Account in Moscow and Moscow Region[6,7], RUB



+43%
Decline driven by free listings and discounts introduced to support our customers during COVID lockdown
1,188
1,406
1,120
1,476
1,704
1H 2019
2H 2019
1H 2020
2H 2020
1H 2021

## Significant Monetization Potential in Moscow and Saint Petersburg

Base Monthly Fee per Base Listing as % of Property Price per Sqm[8]



N1
cian
Monthly Fee Per Base Listing as of Oct-21
612₽
605₽
710₽
430₽
2.7x Upside
0.7%
0.7%
0.3%
0.2%
Novosibirsk(9)
Ekaterinburg(9)
Moscow
St. Petersburg

Source: Company information, Frost & Sullivan, RealtyMag

Notes:

1. Includes commissions / advertising spend in secondary residential and commercial real estate verticals
2. Number may not be entirely consistent with Cian's average revenue per paying account. Refers to revenue from Agency advertisers in a given month divided by the total number of advertisers during the month, measured as a monthly average over the year. Converted in $ using GBP/$ rate of 1.28 (average for 2020)
3. Number may not be entirely consistent with Cian's average revenue per paying account. Refers to average 2020 revenue (incl. listings revenue, leads revenue and consumer subscriptions revenue) per residential real estate partner (customer with a fee-based contract extending beyond the reporting period that entitles them to market more than one property) converted in $ using rate EUR/$ rate of 1.14 (average for 2020)
4. Number may not be entirely consistent with Cian's average revenue per paying account. Calculated as 2020 revenue from home sellers category (revenue from listings including related add-on products) divided by sum of individual real estate agents and real estate agencies served by Hemnet as per Hemnet IPO prospectus. Converted in $ using SEK/$ rate of 0.11 (average for 2020)
5. Calculated as 2020 listing revenue in secondary residential real estate vertical divided by number of paying accounts for the year and by the number of months (12). Converted in $ using RUB/$ rate of 72.3436 (average for 2020)
6. Including N1 from completion of the N1 acquisition in February 2021
7. Calculated as listing revenue in secondary residential and commercial real estate verticals divided by # of paying accounts for the corresponding periods and by # of months
8. Based on monthly fee per base listing in secondary residential real estate vertical divided by average property price per sqm (in secondary residential real estate vertical) as of October 2021
9. For Novosibirsk and Ekaterinburg refers to N1 base listing fees only cian

18

Online Penetration Growth in Primary Residential Real Estate 6 Vertical as Developers Shift Marketing Online … and Cian is Well Positioned to Capitalize on This Trend Developers Spend on Online Advertising in Russia is Set to Grow… Developers’ Spend on Online Real Estate Classifieds (RUB Bn) Top-of-mind Brand Awareness for Primary Residential Properties in Moscow(1) (Average for 2020) 1.7x Share of Leads to Real Estate Developers in Moscow (2020) Others 4% 5% 6% 6% 11% 22% 31% 29% CAGR 4% 4% 10.4 11% 15% 13% Strong Growth of Lead Generation Revenue Lead Generation Revenue in Primary Residential Real Estate Vertical(2), RUB Bn 59% 2016 2020 2021E 2022E 2025E Share of Online Classifieds in Total Developers’ Advertising Budget (%) 2018 2019 2020 1H 2020 1H 2021 Source: Frost & Sullivan, Company information, Calltouch Notes: 1. Excluding N1 2. Including N1 from completion of the N1 acquisition in February 2021 19 32%1.0 46% 0.6 0.6 0.5 0.4 4.9 3.9 2.9 1.4 52% 31% 13% 4% Others

# Continued Expansion Into Other Russian Regions Coupled with Enhancement of Monetization in These Regions

## Strong Growth in Number of Paying Accounts in the Regions

Average Number of Paying Accounts in the Russian regions(1,2)



~2x
Decline driven by free listings introduced in 2Q 2020 and continued in 2H 2020 and beyond to support our customers during COVID lockdown
Cian relaunched monetization only in a limited number of regions
24,584
30,659
39,763
46,043
38,627
33,847
50,414
1H 2018
2H 2018
1H 2019
2H 2019
1H 2020
2H 2020
1H 2021

## Substantial Upside in Monetization Across Russian Regions



Our monetization strategy
I
Introduce fee for base listings in Russian regions
18
25+
Today
2025
Russian regions with paid base listings in secondary residential vertical
II
Increase VAS penetration
Grow VAS pricing
Moscow

- Regions where Cian/N1 monetize base listings in secondary residential vertical (18 regions(3))
- Regions with free base listings in secondary residential vertical

Source: Company information
Notes:
1. Calculated as # of paying accounts for the corresponding periods
2. Excluding Moscow and Moscow region
3. Including Republic of Crimea

cian

20

# Development of Leading End-to-end Real Estate Platform

**Services Offering Covering Full Spectrum of Needs Across Entire Customer Journey**



Search
Financing
Transaction
AGENT FINDER
Launched in 2020
cian
CORE CLASSIFIEDS BUSINESS
CIAN JOURNAL
Launched in 2018
PROPERTY VALUATION
Launched in 2019
MORTGAGE MARKETPLACE
Launched in 2019
HOME SWAP
Launching in 1H 2022(2)
ONLINE TRANSACTION SERVICES
Launched in 2021
Home Buyer's Journey(1)
Home Seller's Journey(1)
Agents and clients matching
Search and selection of property, AI-powered personalized recommendations
Property advertising
Getting comprehensive insights into real estate market
Property valuation
Mortgage
Sell property to buy another property
Transaction support and closing (Documents preparation, legal checks, notary, document signing, state registration)
After deal (Moving etc.)
International examples
Zillow
PropertyGuru
Find Agent
realestate.com.au
Agents search
Zillow
Zestimate
meilleurs agents
Zillow Home Loans
PropertyGuru Finance
realestate.com.au Home Loans
knock
dotloop

Source: Company information
Notes:
1. For secondary residential real estate
2. Home Swap service is currently in its testing phase

cian 21

# Entrepreneurial Management Team with Track Record of Innovation…

## Quality and Results Focused Visionary Management Team…



**Maxim Melnikov**
Chief Executive Officer



**Mikhail Lukyanov**
Chief Financial Officer



**Alexey Chekanov**
Chief Technology Officer



**Dmitriy Grigoryev**
Chief Product Officer



**Ekaterina Kozhemyakina**
Head of HR



**Evgeniy Bondarev**
Chief Marketing Officer



**Mikhail Posrednikov**
Chief Commercial Officer



**Varvara Kiseleva**
Head of Capital Markets and IR



**Alexander Garbuzov**
Head of Strategic Planning

**1,000+** Professionals focused on real estate vertical(1)

**370+** IT and product specialists(2)

**42%** Share of women in total headcount(2)

## …With Proven Ability to Identify and Capitalize on Key Market Opportunities and Launch Successful Products from Scratch

**2015** – Launch of Primary Residential Real Estate Business with Novel Lead Generation Revenue Model

Primary Residential Real Estate Lead Generation Revenue
- 2018: ₽0.5 Bn
- LTM as of June 2021: ₽1.2 Bn
- +151%

**2019** – Launch of Mortgage Marketplace

Mortgage Applications
- 2019: 1,134
- LTM as of June 2021: 10,916
- 9.6x

**2021-2022**

Launch of Online Transaction Services
*(Launched in August 2021)*

Launch of Home Swap Service
*(Launching in 1H 2022(3))*

Source: Company information
Notes:
1. Including employees under independent contractor agreement as of June 2021. Including N1
2. Excluding employees under independent contractor agreement as of June 2021
3. Home Swap service is currently in its testing phase

cian

22

…Backed by Blue-chip Shareholders Bringing the Best International 7 Practices and Insights Blue-chip Investor Base…. …With Track Record of Highly Successful Investments Elbrus Capital and Goldman Sachs Investments Other 3% 14% Shareholder structure(1) 18% Co-founders and CEO 65% Source: Company information Note: 1. As of May 2021 23

We support people on their journey to a new home through real estate insights and technology

Appendix

Reconciliation of Revenue Revenue Breakdown(1) Source: Company information Notes: 1. Including N1 from completion of the N1 acquisition in February 2021 2. Cian commenced offerings as part of the End-to-End Offerings segment in the first half of 2021 26 In RUB MM, unless otherwise stated 2019 2020 1H 2020 1H 2021 Core Business, of which: 3,555 3,822 1,597 2,563 Moscow and Moscow Region 2,701 3,000 1,225 1,896 Other Russian Regions 854 822 372 667 Mortgage Marketplace 34 110 36 119 Valuation and Analytics 18 39 9 21 C2C Rental - 1 - 1 End-to-End Offerings(2) - - - - Total Revenue 3,607 3,972 1,642 2,704

Reconciliation of Adjusted EBITDA Reconciliation of Adjusted EBITDA to IFRS Loss Before Income Tax(1) Source: Company information Note: 1. Including N1 from completion of the N1 acquisition in February 2021 27 In RUB MM, unless otherwise stated 2019 2020 1H 2020 1H 2021 Adjusted EBITDA (376) 181 (52) 51 Depreciation and amortization (169) (200) (99) (134) Finance expenses, net (31) (61) (32) (24) Foreign currency exchange loss, net (3) (1) - (27) IPO-related costs - - - (88) Share based-payments (67) (558) (249) (1,470) Goodwill impairment (256) - - - Consolidated Loss Before Income Tax (902) (639) (432) (1,692)

Reconciliation of Adjusted EBITDA (cont’d) Reconciliation of Total Segments Adjusted EBITDA to Adjusted EBITDA(1) Source: Company information Note: 1. Including N1 from completion of the N1 acquisition in February 2021 28 In RUB MM, unless otherwise stated 2019 2020 1H 2020 1H 2021 Core Business Adjusted EBITDA, of which: (193) 532 110 406 Moscow and Moscow region 1,498 1,714 615 1,069 Other Russian Regions (1,691) (1,182) (505) (663) Mortgage Marketplace Adjusted EBITDA (153) (254) (97) (232) Valuation and Analytics Adjusted EBITDA (81) (119) (69) (36) C2C Rental Adjusted EBITDA (65) (126) (63) (71) End-to-End Offerings Adjusted EBITDA - - - (66) (+) Capitalized development costs 22 43 16 - (+) Reclassification of lease-related amortization and interest 71 74 37 30 (+) Reclassification of operating expense related to software licenses to amortization 23 31 14 20 Total Adjusted EBITDA (376) 181 (52) 51